Consumers Energy Electric Rate Case Settlement
Exhibit 99.1
Further support of constructive regulatory environment
First Consumers Energy electric uncontested settlement
Amount sufficient to support 2013 guidance of $1.63-$1.66
$89 million annualized rate increase
10.3% Return on Equity
No adjustment mechanisms
MPSC to decide Advanced Metering Infrastructure Program issues
Significance
Terms
Rate reduction for large business customers eliminates rate skewing in compliance with 2008 Energy Act